Forum Energy Technologies Announces
Full Year and Fourth Quarter 2021 Results
Full Year 2021 Highlights
•Revenue increased $29 million year-over-year to $541 million
•Orders of $632 million and a book-to-bill ratio of 1.17
•Net loss of $83 million
•Adjusted EBITDA increased $39 million to $20 million
•Acquired two new technologies complementary to our portfolio
HOUSTON, TEXAS, February 28, 2022 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2021 revenue of $148 million, an increase of $7 million from the third quarter 2021. Orders received in the quarter were $160 million. Net loss for the quarter was $20 million, or $3.46 per diluted share, compared to a net loss of $12 million, or $2.05 per diluted share, for the third quarter 2021. Excluding $7 million, or $1.23 per share of special items, adjusted net loss was $2.23 per diluted share in the fourth quarter 2021, compared to an adjusted net loss of $2.25 per diluted share in the third quarter 2021. Adjusted EBITDA declined by $3.0 million sequentially to $4.2 million.
Special items in the fourth quarter 2021, on a pre-tax basis, included $3.3 million of inventory impairments, $1.8 million of foreign exchange losses and $1.8 million of restructuring, transaction and other costs. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “On a pro forma basis, our 2021 results were a remarkable turn-around from 2020. Revenue improved by $70 million(1), supported by a rebounding market and the introduction of innovative products and solutions. In addition, EBITDA grew by $52 million(1), resulting in a 72% incremental margin, which demonstrates the long-term earnings power of our product offerings and significant cost reductions executed in early 2021.
“As previously announced, continued growth in drilling and completion activity supported sequential increases in revenue and backlog. Despite higher demand for our products, on-going supply chain delays constrained our revenues and cost inflation impacted our profitability. EBITDA of $4 million fell short of our expectations as higher revenues were more than offset by increases in costs including raw material, freight and employee benefit costs for our self-insured medical plan. In the first quarter, industry activity and demand for our products have continued to increase. However, supply chain and cost headwinds continue to compress our profitability, and as a result, we currently forecast first quarter EBITDA to be in the range of $5 to $7 million.
(1) Revenue and EBITDA growth is pro forma for the December 2020 divestiture of our ABZ and Quadrant valve brands. See "Supplemental schedule - Pro forma results for divestiture of ABZ and Quadrant valve brands" included at the end of this release.

“While commodity prices and cash flows for E&P operators are at multi-year highs, drilling and completions activity remains well below pre-pandemic levels. This imbalance indicates a long-term opportunity for incremental investment in energy production. FET's broad portfolio of innovative and differentiated products will be needed to meet the supply shortage over the coming years. We expect our profitability to increase over the course of 2022 as we realize improved pricing and mitigate supply chain challenges.”
Segment Results
Drilling & Downhole segment revenue was $67 million, an increase of 5% from the third quarter 2021 driven by higher demand for our drilling consumable products and downhole casing and cementing products. Orders were $61 million, a decrease of $23 million from the third quarter 2021 which included significant orders in our subsea product line. Segment adjusted EBITDA was $6 million, down $3 million from the third quarter, resulting primarily from inflation in raw material and freight costs which outpaced the increase in revenue. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global well construction, artificial lift and subsea markets.
Completions segment revenue was $51 million, a sequential increase of $1 million, or 3%, due to higher demand for equipment from our pressure pumping service customers in the fourth quarter. Orders in the fourth quarter were $53 million, a decrease of $7 million, or 11%, from the third quarter 2020 which included significant orders for new product offerings in our Stimulation and Intervention product line. Segment adjusted EBITDA was $5 million, in line with third quarter results as higher revenues were offset by cost inflation. The Completions segment designs and manufactures products for the coiled tubing, wireline and stimulation markets.
Production segment revenue was $31 million, an increase of $2 million, or 8%, from the third quarter primarily due to higher valve demand from our customers in the downstream market. Orders in the fourth quarter were $46 million, an increase of $13 million, or 41%, from the third quarter due to significant orders for well-site production equipment for deliveries throughout 2022. Segment adjusted EBITDA was negative $2 million, in line with third quarter results as higher revenues were offset by increases in material and freight costs. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
FET (Forum Energy Technologies) is a global company, serving the crude oil, natural gas, and renewable energy industries. FET provides value added solutions that increase the safety and efficiency of energy exploration and production. We are an environmentally and socially responsible company headquartered in Houston, TX with manufacturing, distribution, and service facilities strategically located throughout the world. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the severity and duration of the COVID-19 pandemic and related repercussions resulting from the negative impact on demand for oil and natural gas, the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Lyle Williams
Executive Vice President and Chief Financial Officer
713.351.7920
lyle.williams@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of net loss
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2021	2020	2021
Revenue	$148.1	$113.0	$141.0
Cost of sales	118.0	172.1	106.1
Gross profit	30.1	(59.1)	34.9
Operating expenses
Selling, general and administrative expenses	42.9	43.2	42.3
Loss on disposal of assets and other	0.3	1.8	—
Total operating expenses	43.2	45.0	42.3
Operating loss	(13.1)	(104.1)	(7.4)
Other expense (income)
Interest expense	7.9	8.7	7.1
Foreign exchange losses (gains) and other, net	1.7	7.4	(4.0)
Gain on disposition of business	—	(88.4)	—
Loss on extinguishment of debt	—	—	0.2
Total other (income) expense, net	9.6	(72.3)	3.3
Loss before income taxes	(22.7)	(31.8)	(10.7)
Income tax expense (benefit)	(3.1)	0.9	0.9
Net loss (1)	$(19.6)	$(32.7)	$(11.6)

Weighted average shares outstanding
Basic	5.7	5.6	5.7
Diluted	5.7	5.6	5.7

Loss per share
Basic	$(3.46)	$(5.85)	$(2.05)
Diluted	$(3.46)	$(5.85)	$(2.05)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of net loss
(Unaudited)

	Year ended
	December 31,
(in millions, except per share information)	2021	2020
Revenue	$541.1	$512.5
Cost of sales	417.8	523.5
Gross profit	123.3	(11.0)
Operating expenses
Selling, general and administrative expenses	168.9	197.7
Impairments of intangible assets, property and equipment	—	20.4
Loss (gain) on disposal of assets and other	(1.1)	2.5
Total operating expenses	167.8	220.6
Operating loss	(44.5)	(231.6)
Other expense (income)
Interest expense	32.0	30.3
Loss (gain) on extinguishment of debt	5.3	(72.5)
Deferred loan costs written off	—	2.3
Foreign exchange losses and other, net	0.2	6.5
Gain on disposition of business	—	(88.4)
Total other (income) expense, net	37.5	(121.8)
Loss before income taxes	(82.0)	(109.8)
Income tax expense (benefit)	0.7	(12.9)
Net loss (1)	$(82.7)	$(96.9)

Weighted average shares outstanding
Basic	5.6	5.6
Diluted	5.6	5.6

Loss per share
Basic	$(14.65)	$(17.37)
Diluted	$(14.65)	$(17.37)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$46.9	$128.6
Accounts receivable—trade, net	123.9	80.6
Inventories, net	241.7	251.7
Other current assets	34.2	29.3
Total current assets	446.7	490.2
Property and equipment, net of accumulated depreciation	94.0	113.7
Operating lease assets	25.4	31.5
Intangibles, net	217.4	240.4
Other long-term assets	7.8	14.1
Total assets	$791.3	$889.9
Liabilities and equity
Current liabilities
Current portion of long-term debt	$0.9	$1.3
Other current liabilities	174.8	123.6
Total current liabilities	175.7	124.9
Long-term debt, net of current portion	232.4	293.4
Other long-term liabilities	54.1	65.4
Total liabilities	462.2	483.7
Total equity	329.1	406.2
Total liabilities and equity	$791.3	$889.9

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Year ended
	December 31,
(in millions of dollars)	2021	2020
Cash flows from operating activities
Net loss	$(82.7)	$(96.9)
Impairments of intangible assets, property and equipment	—	20.4
Depreciation and amortization	42.2	51.0
Impairments of operating lease assets	—	15.4
Inventory write downs	8.1	100.8
Gain on disposition of business	—	(88.4)
Loss (gain) on extinguishment of debt	5.3	(72.5)
Other noncash items and changes in working capital	11.3	74.1
Net cash provided by (used in) operating activities	(15.8)	3.9

Cash flows from investing activities
Capital expenditures for property and equipment	(2.4)	(2.2)
Proceeds from the sale of property and equipment	7.0	5.3
Acquisition of businesses, net of cash acquired	(3.4)	—
Proceeds from settlement of note receivable	10.8	—
Proceeds from sale of business and equity investment	(1.3)	105.2
Net cash provided by investing activities	10.7	108.3

Cash flows from financing activities
Borrowings of debt	—	182.3
Repayments of debt	(14.6)	(170.4)
Cash paid to repurchase 2025 Notes and 2021 Notes	(58.6)	(40.3)
Bond exchange early participation payment	—	(3.5)
Repurchases of stock	(1.4)	(0.2)
Deferred financing costs	(1.6)	(9.7)
Net cash used in investing activities	(76.2)	(41.8)

Effect of exchange rate changes on cash	(0.5)	0.3
Net increase (decrease) in cash, cash equivalents and restricted cash	$(81.8)	$70.7

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2021	December 31, 2020	September 30, 2021	December 31, 2021	December 31, 2020	September 30, 2021
Revenue
Drilling & Downhole	$66.5	$49.9	$63.2	$66.5	$49.9	$63.2
Completions	51.0	30.6	49.7	51.0	30.6	49.7
Production	30.9	32.5	28.5	30.9	32.5	28.5
Eliminations	(0.3)	—	(0.4)	(0.3)	—	(0.4)
Total revenue	$148.1	$113.0	$141.0	$148.1	$113.0	$141.0

Operating income (loss)
Drilling & Downhole	$2.5	$(21.2)	$4.0	$2.7	$(3.9)	$5.2
Operating income margin %	3.8%	(42.5)%	6.3%	4.1%	(7.8)%	8.2%
Completions	(4.5)	(50.3)	0.3	(0.7)	(5.6)	(0.5)
Operating income margin %	(8.8)%	(164.4)%	0.6%	(1.4)%	(18.3)%	(1.0)%
Production	(3.1)	(24.1)	(3.4)	(3.0)	(2.4)	(3.1)
Operating income margin %	(10.0)%	(74.2)%	(11.9)%	(9.7)%	(7.4)%	(10.9)%
Corporate	(7.7)	(6.7)	(8.4)	(6.9)	(5.1)	(6.5)
Total segment operating loss	(12.8)	(102.3)	(7.5)	(7.9)	(17.0)	(4.9)
Other items not in segment operating loss (1)	(0.3)	(1.8)	0.1	(0.1)	0.7	—
Total operating loss	$(13.1)	$(104.1)	$(7.4)	$(8.0)	$(16.3)	$(4.9)
Operating margin %	(8.8)%	(92.1)%	(5.2)%	(5.4)%	(14.4)%	(3.5)%

EBITDA (2)
Drilling & Downhole	$4.1	$(23.2)	$10.7	$6.2	$1.0	$9.0
EBITDA Margin %	6.2%	(46.5)%	16.9%	9.3%	2.0%	14.2%
Completions	1.0	(44.4)	6.6	4.9	0.7	5.2
EBITDA Margin %	2.0%	(145.1)%	13.3%	9.6%	2.3%	10.5%
Production	(2.0)	(22.3)	(2.5)	(1.7)	(0.2)	(2.1)
EBITDA Margin %	(6.5)%	(68.6)%	(8.8)%	(5.5)%	(0.6)%	(7.4)%
Corporate	(7.7)	78.6	(8.3)	(5.2)	(4.1)	(4.9)
Total EBITDA	$(4.6)	$(11.3)	$6.5	$4.2	$(2.6)	$7.2
EBITDA Margin %	(3.1)%	(10.0)%	4.6%	2.8%	(2.3)%	5.1%

(1) Includes gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Year ended		Year ended
(in millions of dollars)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue
Drilling & Downhole	$239.9	$216.8	$239.9	$216.8
Completions	185.0	118.7	185.0	118.7
Production	116.7	177.5	116.7	177.5
Eliminations	(0.5)	(0.5)	(0.5)	(0.5)
Total revenue	$541.1	$512.5	$541.1	$512.5

Operating income (loss)
Drilling & Downhole	$4.7	$(48.0)	$9.9	$(19.1)
Operating income margin %	2.0%	(22.1)%	4.1%	(8.8)%
Completions	(4.5)	(97.3)	(2.1)	(34.3)
Operating income margin %	(2.4)%	(82.0)%	(1.1)%	(28.9)%
Production	(14.4)	(33.4)	(12.2)	(4.7)
Operating income margin %	(12.3)%	(18.8)%	(10.5)%	(2.6)%
Corporate	(31.3)	(30.0)	(25.6)	(23.4)
Total segment operating loss	(45.5)	(208.7)	(30.0)	(81.5)
Other items not in segment operating loss (1)	1.0	(22.9)	—	1.5
Total operating loss	$(44.5)	$(231.6)	$(30.0)	$(80.0)
Operating margin %	(8.2)%	(45.2)%	(5.5)%	(15.6)%

EBITDA (2)
Drilling & Downhole	$18.4	$(42.5)	$25.3	$0.5
EBITDA Margin %	7.7%	(19.6)%	10.5%	0.2%
Completions	19.5	(82.2)	21.0	(6.2)
EBITDA Margin %	10.5%	(69.3)%	11.4%	(5.2)%
Production	(9.3)	(28.6)	(7.0)	4.9
EBITDA Margin %	(8.0)%	(16.1)%	(6.0)%	2.8%
Corporate	(36.4)	124.8	(19.3)	(18.6)
Total EBITDA	$(7.8)	$(28.5)	$20.0	$(19.4)
EBITDA Margin %	(1.4)%	(5.6)%	3.7%	(3.8)%

(1) Includes impairments of intangible assets, property and equipment and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2021	December 31, 2020	September 30, 2021
Orders
Drilling & Downhole	$60.8	$57.5	$83.4
Completions	52.8	30.3	59.6
Production	46.1	36.3	32.8
Total orders	$159.7	$124.1	$175.8

Revenue
Drilling & Downhole	$66.5	$49.9	$63.2
Completions	51.0	30.6	49.7
Production	30.9	32.5	28.5
Eliminations	(0.3)	—	(0.4)
Total revenue	$148.1	$113.0	$141.0

Book to bill ratio (1)
Drilling & Downhole	0.91	1.15	1.32
Completions	1.04	0.99	1.20
Production	1.49	1.12	1.15
Total book to bill ratio	1.08	1.10	1.25

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2021			December 31, 2020			September 30, 2021
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss
As reported	(13.1)	(4.6)	(19.6)	(104.1)	(11.3)	(32.7)	$(7.4)	$6.5	$(11.6)
% of revenue	(8.8)%	(3.1)%		(92.1)%	(10.0)%		(5.2)%	4.6%
Restructuring, transaction and other costs	1.8	1.8	1.8	8.4	8.4	8.4	2.5	2.5	2.5
Inventory and other working capital adjustments	3.3	3.3	3.3	78.2	78.2	78.2	—	—	—
Impairments of operating lease assets	—	—	—	1.2	1.2	1.2	—	—	—
Gain on disposition of business	—	—	—	—	(88.4)	(88.4)	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	0.2	0.2
Stock-based compensation expense	—	1.9	—	—	2.1	—	—	1.9	—
Loss (gain) on foreign exchange, net (2)	—	1.8	1.8	—	7.2	7.2	—	(3.9)	(3.9)
Income tax expense (benefit) of adjustments	—	—	—	—	—	(0.8)	—	—	—
As adjusted (1)	$(8.0)	$4.2	$(12.7)	$(16.3)	$(2.6)	$(26.9)	$(4.9)	$7.2	$(12.8)
% of revenue	(5.4)%	2.8%		(14.4)%	(2.3)%		(3.5)%	5.1%

Diluted shares outstanding as reported			5.7			5.6			5.7
Diluted shares outstanding as adjusted			5.7			5.6			5.7

Diluted EPS - as reported			$(3.46)			$(5.85)			$(2.05)
Diluted EPS - as adjusted			$(2.23)			$(4.80)			$(2.25)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Year ended
	December 31, 2021			December 31, 2020
(in millions, except per share information)	Operating loss	EBITDA (1)	Net loss	Operating income (loss)	EBITDA (1)	Net loss
As reported	$(44.5)	$(7.8)	$(82.7)	$(231.6)	$(28.5)	$(96.9)
% of revenue	(8.2)%	(1.4)%		(45.2)%	(5.6)%
Restructuring, transaction and other costs	9.5	9.5	9.5	22.0	22.0	22.0
Inventory and other working capital adjustments	5.0	5.0	5.0	93.8	93.8	93.8
Impairments of intangible assets, property and equipment	—	—	—	20.4	20.4	20.4
Impairments of operating lease assets	—	—	—	15.4	15.4	15.4
Gain on disposition of business	—	—	—	—	(88.4)	(88.4)
Loss on extinguishment of debt	—	5.3	5.3	—	(72.5)	(72.5)
Deferred loan costs written off	—	—	—	—	2.3	2.3
Stock-based compensation expense	—	7.6	—	—	9.8	—
Loss on foreign exchange, net (2)	—	0.4	0.4	—	6.3	6.3
Impact of U.S. CARES Act	—	—	—	—	—	(16.6)
Income tax expense (benefit) of adjustments	—	—	—	—	—	(0.8)
As adjusted (1)	$(30.0)	$20.0	$(62.5)	$(80.0)	$(19.4)	$(115.0)
% of revenue	(5.5)%	3.7%		(15.6)%	(3.8)%

Diluted shares outstanding as reported			5.6			5.6
Diluted shares outstanding as adjusted			5.6			5.6

Diluted EPS - as reported			$(14.65)			$(17.37)
Diluted EPS - as adjusted			$(11.16)			$(20.54)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	December 31, 2021	December 31, 2020	September 30, 2021
EBITDA reconciliation (1)
Net loss	$(19.6)	$(32.7)	$(11.6)
Interest expense	7.9	8.7	7.1
Depreciation and amortization	10.2	11.8	10.1
Income tax expense	(3.1)	0.9	0.9
EBITDA	$(4.6)	$(11.3)	$6.5

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Year ended
(in millions of dollars)	December 31, 2021	December 31, 2020
EBITDA reconciliation (1)
Net loss	$(82.7)	$(96.9)
Interest expense	32.0	30.3
Depreciation and amortization	42.2	51.0
Income tax benefit	0.7	(12.9)
EBITDA	$(7.8)	$(28.5)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Year ended
(in millions of dollars)	December 31, 2021	December 31, 2020
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$(15.8)	$3.9
Capital expenditures for property and equipment	(1.8)	(2.2)
Proceeds from sale of property and equipment	7.0	5.3
Free cash flow, before acquisitions	$(10.6)	$7.0

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	December 31, 2021		December 31, 2020		September 30, 2021
Revenue:	$	%	$	%	$	%
Drilling Technologies	$27.3	18.5%	$23.2	20.6%	$23.3	16.5%
Downhole Technologies	19.9	13.4%	13.1	11.6%	17.6	12.5%
Subsea Technologies	19.3	13.0%	13.6	12.0%	22.3	15.8%
Drilling & Downhole	66.5	44.9%	49.9	44.2%	63.2	44.8%

Stimulation and Intervention	28.1	18.9%	14.0	12.4%	25.6	18.1%
Coiled Tubing	22.9	15.5%	16.6	14.7%	24.1	17.1%
Completions	51.0	34.4%	30.6	27.1%	49.7	35.2%

Production Equipment	14.9	10.1%	12.1	10.7%	14.3	10.1%
Valve Solutions	16.0	10.8%	20.4	18.1%	14.2	10.1%
Production	30.9	20.9%	32.5	28.8%	28.5	20.2%
Eliminations	(0.3)	(0.2)%	—	(0.1)%	(0.4)	(0.2)%
Total Revenue	$148.1	100.0%	$113.0	100.0%	$141.0	100.0%

Forum Energy Technologies, Inc.
Supplemental schedule - Pro forma results for divestiture of ABZ and Quadrant valve brands
(Unaudited)

	Year ended December 31,
(in millions of dollars)	2021	2020 (1)
Revenue
Valves	$55.7	$70.2
Production	116.7	135.9
Total FET	541.1	470.9

Adjusted EBITDA
Production	$(7.0)	$(7.2)
Total FET	20.0	(31.5)
(1) For comparability purposes, the year ended December 31, 2020 has been adjusted to demonstrate pro forma results excluding the disposition of our ABZ and Quadrant valve brands.